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Exhibit 10.13

ADMINISTRATIVE AND GENERAL SERVICES AGREEMENT

        This Agreement made this 4th day of April 1996, between MINNESOTA POWER & LIGHT COMPANY, a Minnesota corporation (hereinafter referred to as "MINNESOTA POWER"), and ADESA HOLDINGS, INC., an Indiana corporation (hereinafter referred to as "ADESA").

WITNESSETH:

        WHEREAS, ADESA is a wholly owned subsidiary of MINNESOTA POWER which is considered an "affiliated interest" of MINNESOTA POWER under Section 48 of the Minnesota Public Utilities Act; and

        WHEREAS, the parties desire to enter into an agreement to provide for the rendering of and charging for, administrative, financial, managerial and other general services by Minnesota Power to ADESA; and

        WHEREAS, it is the intent of the parties that all services provided for under this agreement be accounted for on a fully allocated basis in accordance with the Minnesota Public Utilities Commission's March 1, 1995 Order in Docket No. E-999/CI-90-1008.

        WHEREAS, it is the intent of the parties that Minnesota Power recover from ADESA all costs associated with the provision of services hereunder;

        NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions herein contained, the parties hereto do hereby mutually covenant and agree as follows:

ARTICLE I
ADESA PERSONNEL

        ADESA does not presently have its own employees but may have its own employees in the future, whose payroll will be funded solely by ADESA. Services performed by Minnesota Power employees on behalf of ADESA will be charged to ADESA under jobbing orders as provided in Appendix A.

ARTICLE II
SERVICES RENDERED

        Minnesota Power will, as provided in Appendix A, render payroll, accounts payable, auditing, general recordkeeping, financial reporting, investment management, tax, legal, financial, managerial and other similar services to ADESA if the rendering of such services is requested or ratified.

        Minnesota Power will also provide corporate policy and strategic direction to ADESA which will be reimbursed to Minnesota Power as provided in Appendix A.

ARTICLE III
CHARGES

        The charges to be billed and paid under this Agreement shall consist of actual costs for labor, transportation, employee expenses, materials and supplies, building space rental, telephone service, and other expenses. These expenses are further defined in the attached Appendix A. Actual costs for labor shall include applicable administrative overheads. Bills will be rendered by the 10th of the month following the month in which the costs were incurred. Bills will be paid no later than 10 days following the date of the rendered bill, unless otherwise agreed.

        Interest shall accrue on payments which are overdue at the daily commercial prime rate in effect at Norwest Bank Minnesota North, N.A. from the date that interest first accrues.

ARTICLE IV
REGULATION

        This Agreement is subject to the approval of the Minnesota Public Utilities Commission under Minn. Stat. §216B.48 and rules promulgated in accordance therewith.

ARTICLE V
ASSIGNMENT

        This Agreement shall not be assigned by either party without first obtaining written consent to the assignment from the other party.

ARTICLE VI
TERM

        This Agreement shall be effective on the date it is approved by the Minnesota Public Utilities Commission and shall continue in effect thereafter subject to cancellation by either party upon 90 days prior written notice to the other party or by mutual agreement of the parties.

ARTICLE VII
GOVERNING LAW

        This Agreement shall be construed in accordance with and be governed by the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective corporate names by their respective duly authorized officers on the day and year first written above.

MINNESOTA POWER & LIGHT COMPANY
By	/s/ PHILIP R. HALVERSON
Its	Vice President & General Counsel
ADESA HOLDINGS, INC.
By	/s/ D.G. GARTZKE
Its	Senior Vice President & Chief Financial Officer

APPENDIX A

MINNESOTA POWER
ACCOUNTING AND CHARGING PROCEDURES FOR SERVICES
PERFORMED FOR ADESA

        The following procedures are to be followed in accounting and charging for services rendered by MINNESOTA POWER to ADESA pursuant to the Administrative and General Serivces Agreement effective April 4, 1996 (the "Agreement").

Labor

A.    ADESA Employees

        As stated in Article I of five Agreement, ADESA employees are paid through their own payroll system and presently receive employment related benefits through their own system. In the event ADESA and MINNESOTA POWER agree in the future that MINNESOTA POWER administer any benefit or other plans for ADESA's employees, MINNESOTA POWER will bill ADESA for its share of the actual costs associated with the administration of plans including:

  1.
  Medical Plan

  2.
  Dental Plan

  3.
  Group Life Insurance

  4.
  Pension Plans

  5.
  Deferred Compensation

  6.
  Employee Stock Ownership Plan (ESOP)

  7.
  Employee Stock Purchase Plan (ESPP)

  8.
  Other plans that may be initiated in the future.

B.    All other labor performed by MINNESOTA POWER for ADESA

        MINNESOTA POWER may perform other services for ADESA such as payroll, accounts payable, auditing, general recordkeeping, investment management, financial reporting, tax, financing and legal services as provided in Article II of the Agreement. A jobbing order will be established to accumulate costs for all services rendered. Labor charges will consist of direct costs plus the standard overhead rates on labor. These include payroll taxes, lost time, injuries and damages, and employee pensions and benefits. In addition, the established standard administrative and general overhead rate as published in MINNESOTA POWER's Accounting Manual will be billed (on labor charges only) to cover any incidental and miscellaneous services rendered.

C.    Management Administrative Services

        ADESA's corporate policy and strategic direction will receive input from certain MINNESOTA POWER executive level positions.

        The amount of administrative services charged to ADESA is based on the actual time devoted by each of the executives and will include the respective portions of annual salary, payroll overheads, and pension and benefit expense associated with the above-referenced positions.

        Other services rendered by MINNESOTA POWER for ADESA will be accounted for under the jobbing orders issued for accumulated costs and billed in the manner described in Paragraph B.

Transportation Expenses

        ADESA and MINNESOTA POWER employees using MINNESOTA POWER vehicles on behalf of ADESA will charge the miles or hours used to a jobbing order which will be billed at the prevailing rate published in MINNESOTA POWER's Accounting Manual.

Employee Expenses

        Employee expenses incurred by ADESA's employees will be reported on ADESA's Employee Expense Form and the employee will be reimbursed directly through ADESA's operating checking account.

        Employee expenses incurred by MINNESOTA POWER employees providing services to ADESA will be reported on MINNESOTA POWER's Employee Expense form. The expenses will be charged to the appropriate jobbing order and billed under MINNESOTA POWER's jobbing order billing procedure.

Material and Supplies

        All office supplies and other materials or outside services required by ADESA which are not directly purchased by ADESA from the vendor(s), will be contracted through MINNESOTA POWER and charged and billed under MINNESOTA POWER's jobbing order billing procedure.

Building Space Rental

        Any office space that may be provided by MINNESOTA POWER to ADESA will be charged to ADESA at the fair rental value of the space occupied. The monthly rental will include all services such as electricity, cleaning, furniture and fixture rental, etc. The expenses will be charged and billed under MINNESOTA POWER's jobbing order billing procedure.

        If office space is occupied outside the General Office Building, ADESA will be invoiced directly from the building owner which will be paid directly through the ADESA bank account.

Telephone Service

        Telephones installed and used exclusively by ADESA will be billed at a rate based on the average per line cost of service throughout MINNESOTA POWER.

SIGNATURE PAGE

        ADESA Holdings, Inc., hereby agrees to join in the filing of a unitary return with the Minnesota Power & Light Company affiliated group, and to be governed by the State Tax Agreement dated October 5, 1993, effective beginning April 1, 1996.

ADESA HOLDINGS, INC.
By:	/s/ D. G. GARTZKE
Its:	Senior Vice President & Chief Financial Officer

SIGNATURE PAGE

        ADESA Holdings, Inc., hereby agrees to join in the filing of a unitary return with the Minnesota Power & Light Company affiliated group, and to be governed by the Tax Agreement dated October 5, 1993, effective beginning April 1, 1996.

ADESA HOLDINGS, INC.
By:	/s/ D. G. GARTZKE
Its:	Senior Vice President & Chief Financial Officer

        RESOLVED, that the Secretary of the Company be and hereby is directed and instructed to cause a copy of the said form of stock certificate to be inserted in the minute book of the Company.

ELECTION OF OFFICERS

        RESOLVED, that the unanimous ballot of all the Directors be cast for the election of the following named persons to the following named offices, each to serve until the next Annual Directors Meeting and until a successor is elected and qualified, or until his or her earlier resignation or removal:

Name	Office
Edwin L. Russell	Chairman, President, and Chief Executive Officer
David G. Gartzke	Senior Vice President and Chief Financial Officer
Philip R. Halverson	Vice President, General Counsel, and Secretary
Mark A. Schober	Vice President and Controller
James K. Vizanko	Vice President and Treasurer

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ADMINISTRATIVE AND GENERAL SERVICES AGREEMENT